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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                            December 11, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-EIF UCSS-7                                745995   2-91107    811-3044


DEFINED ASSET FUNDS-GSIF GNMA SERIES 1K                       781306   33-21457   811-2810


DEFINED ASSET FUNDS-ITS-55 DAF                                914811   33-59367   811-2295


DEFINED ASSET FUNDS-MITF ITS-182                              868145   33-42203   811-1777
DEFINED ASSET FUNDS-MITF ITS-197                              868102   33-48967   811-1777
DEFINED ASSET FUNDS-MITF ITS-198                              868103   33-49063   811-1777
DEFINED ASSET FUNDS-MITF ITS-199                              868105   33-49101   811-1777
DEFINED ASSET FUNDS- ITS-217 DAF                              868126   33-50343   811-1777
DEFINED ASSET FUNDS- ITS-218 DAF                              868127   33-50557   811-1777
DEFINED ASSET FUNDS- ITS-260 DAF                              924352   33-61615   811-1777

DEFINED ASSET FUNDS-MITF MPS-520                              803727   33-49306   811-1777
DEFINED ASSET FUNDS- MPS-532 DAF                              892752   33-49953   811-1777
DEFINED ASSET FUNDS- MPS-533 DAF                              892753   33-50121   811-1777

DEFINED ASSET FUNDS-MITF MSS 6E                               847169   33-29412   811-1777
DEFINED ASSET FUNDS- MSS-72 DAF                               910023   33-54915   811-1777
DEFINED ASSET FUNDS- MSS-73 DAF                               910024   33-55019   811-1777
DEFINED ASSET FUNDS- MSS-74 DAF                               910025   33-55467   811-1777

TOTAL:   17 FUNDS

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